SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the Securities
Exchange Act of 1934
(Amendment No.   )

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Seasons Series Trust
(Name of Registrant as Specified in its Charter)

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Preliminary Information Statement

AIG SunAmerica Retirement Markets, Inc.
21650 Oxnard Street
Woodland Hills, CA 91367
(800) 445-7862

July ___, 2003

Dear Contract Owner:

             The enclosed information statement details a recent subadviser change for the Focus Value Portfolio (the "Portfolio") of Seasons Series Trust. On June 12, 2003, the Board of Trustees approved the replacement of Thornburg Investment Management, Inc. ("Thornburg") as investment manager for the Focus Value Portfolio. Accordingly, the Board of Trustees approved the engagement of J.P. Morgan Investment Management Inc. ("J.P. Morgan") to serve as investment manager effective June 16, 2003. Thus, J.P. Morgan joins American Century Investment Management, Inc. and Third Avenue Management LLC in each managing approximately one-third of the Portfolio. This change in portfolio management did not result in any modifications to the investment goal or principal investment strategy of the Portfolio as stated in the Seasons Series Trust prospectus nor was there any change in the management fee of the Portfolio.

             As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Portfolio, the ownership of J.P. Morgan and the terms of the subadvisory agreement with J.P. Morgan, which the Trustees, including the Independent Trustees, have approved.

             This document is for your information only and you are not required to take any action. Should you have any questions, please feel free to call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,
/s/ Jane Aldrich Jane Aldrich, CFA Vice President AIG SunAmerica Retirement Markets, Inc

SEASONS SERIES TRUST
Focus Value Portfolio
P.O. Box 54299
Los Angeles, CA 90054-0299

________________________________

INFORMATION STATEMENT

________________________________

            This information statement is being provided to the shareholders of the Focus Value Portfolio (the "Portfolio") of Seasons Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission which permits AIG SunAmerica Asset Management Corp. ("SunAmerica") to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

             We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

             This information statement will be mailed on or about July __, 2003 to contract owners who chose the Portfolio as an investment option prior to June 30, 2003. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445.7862.

Purpose of the Information Statement

             On June 12, 2003, the Trustees approved a Subadvisory Agreement between SunAmerica, the investment adviser and manager, and J.P. Morgan Investment Management Inc. ("J.P. Morgan"), the subadviser, with respect to a component of the Portfolio. As of June 16, 2003, J.P. Morgan replaced Thornburg Investment Management, Inc. ("Thornburg") as investment manager of the Portfolio.

The Trust

             The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as may be amended from time to time with the approved of the Trustees. SunAmerica is located at Harborside Financial Center, 3200 Plaza 5, Jersey City NJ 07311. SunAmerica selects the subadvisers for the Portfolio, may manage certain portions of the Portfolio, provides various administrative services and supervises the Portfolio's daily business affairs, subject to general review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain the subadvisers for the Portfolio or portions thereof for which it does not manage the assets. SunAmerica selects the subadvisers it believes will provide the Portfolio with the highest quality investment services, while obtaining, within the Portfolio's investment objective, a distinct investment style. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

             The subadvisers to the Trust act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portions of the Portfolio regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The Portfolio does not pay fees directly to the subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, as amended, the rules and interpretations thereunder and other applicable securities laws.

Information about the Portfolio

             The Portfolio seeks long-term growth of capital through active trading of equity securities that offer the potential for long-term growth of capital without regard to market capitalization. SunAmerica generally allocates investments in the Portfolio to its three subadvisers, Thornburg, American Century Investment Management, Inc. and Third Avenue Management LLC.

             Each subadviser of the Portfolio will invest in up to ten securities, and the Portfolio will hold up to a total of 30 securities. Under normal circumstances, the Portfolio intends to be substantially or fully invested in equity securities, including common stocks and other securities with characteristics of equity stocks. Each subadviser will actively manage its portion of the Portfolio and continuously review its stock picks.

The Subadvisory Agreement

             Pursuant to the Subadvisory Agreement with SunAmerica dated August 21, 2001, amended and restated July 29, 2002 (the "Previous Agreement"), Thornburg served as subadviser to a component of the Portfolio. At a meeting held on June 12, 2003, the Trustees, including a majority of the Trustees who are not interested persons of the Portfolio or SunAmerica, approved SunAmerica's recommendation to replace Thornburg. Accordingly, the Trustees approved a Subadvisory Agreement (the "New Agreement") with J.P. Morgan, which became effective June 16, 2003. SunAmerica recommended J.P. Morgan in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record.

             Under the Advisory Agreement, the annual rate of the investment advisory fee payable to SunAmerica for the Portfolio is as follows: 1.00% of Assets or $171,664 for the fiscal year ended March 31, 2003. The term "Assets" means the average daily net assets of the representative portfolio. This fee is accrued daily and paid monthly, and may be higher than those charged to other mutual funds. For the fiscal year ended March 31, 2003, SunAmerica paid fees to the Subadvisers, equal to the aggregate annual rate, as follows: 0.49% of Assets or $84,424 for the Portfolio. The fees retained by SunAmerica for the period were 0.51%, or $87,422 for the Portfolio.

             The New Agreement between J.P. Morgan and SunAmerica, on behalf of the Portfolio, is substantially the same in form and in substance to the Previous Agreement, in that it (i) provides for J.P. Morgan to manage the portion of the Portfolio allocated to it on a discretionary basis, (ii) provides for SunAmerica to compensate J.P. Morgan for its services, (iii) authorizes J.P. Morgan to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) requires J.P. Morgan to comply with the Portfolio's investment policies and restrictions and with applicable law. The New Agreement will not result in an increase in fees to shareholders. A form of the Subadvisory Agreement is attached to this information statement as Exhibit A.

Information about J.P. Morgan

             J.P. Morgan, a Delaware corporation, is located at 522 Fifth Avenue, New York, New York 10036. J.P. Morgan provides investment advisory services to a substantial number of institutional and other investors, including other registered investment companies. As of December 31, 2002, J.P. Morgan, together with its affiliates had approximately $515 billion in assets under management.

             J.P. Morgan is a "bottom-up" manager and stock selection is based on company fundamentals. J.P. Morgan combines quantitative screening with proprietary fundamental analysis to construct the fund's portfolio. J.P. Morgan uses a wide variety of sources and research companies. These sources include electronic screens, it's relationship with many national and regional brokerage firms and attendance at trade shows and conferences. The thrust of the research can be characterized by a three-component analysis: financial, business and management. Essentially, historical financial data is used to build up a potential investment universe of companies that have met what J.P. Morgan considers to be key criteria for financial success. Then, J.P. Morgan uses an overlay of more subjective current business and management analysis to form a view on future stock potential.

             J.P. Morgan may sell a security due to a change in the company's fundamentals. A change in the original reason for purchase of the original investment may cause the security to be eliminated from a portfolio. J.P. Morgan may sell a security due to opportunity cost. Typically, J.P. Morgan attempts to maintain a portfolio of no more than 100 companies. As a result, a new company may displace a current holding. Finally, J.P. Morgan may sell a security due to extreme over valuation. While J.P. Morgan will not automatically sell when a security reaches a certain price, the attainment of an intermediary price target will trigger a re-evaluation of the company's fundamentals and future potential.

             The names, positions and business addresses of the executive officers of J.P. Morgan are set forth below:

Name	Position	Address
George C. Gatch	Director and Managing Director	522 Fifth Avenue New York, NY 10036
Evelyn E. Guernsey	Director and Managing Director	522 Fifth Avenue New York, NY 10036
Lawrence M. Unrein	Director and Managing Director	522 Fifth Avenue New York, NY 10036
Mark B.E. White	Director and Managing Director	20 Finsbury Street London, EC2Y9AQ United Kingdom
Roy Kinnear	Managing Director and Chief Financial Officer	522 Fifth Avenue New York, NY 10036
Paul L. Scibetta	Managing Director; Head of Legal for J.P. Morgan Chase & Co.'s asset management business in the Americas	522 Fifth Avenue New York, NY 10036
Thomas J. Smith	Managing Director; Chief Compliance Officer for J.P. Morgan Chase & Co.'s investment management business in the Americas	522 Fifth Avenue New York, NY 10036

Board of Trustees' Consideration

             In approving the New Agreement described hereto, the Trustees, at an in-person meeting held on June 12, 2003, considered certain factors. The Board considered the nature and quality of the services rendered by J.P. Morgan, including the credentials and investment experience of each of its officers and employees. The Board noted that the portfolio manager who would be running the Portfolio had over 23 years experience and managed a similar fund at J.P. Morgan. In addition, the Board considered J.P. Morgan's investment approach and management style, which is expected to complement the other investment managers of the Portfolio. The Board stated that it was familiar with J.P. Morgan's investment style and process since it served as a subadviser to other funds overseen by the Board. Also, the Board considered the structure of J.P. Morgan and their ability to provide services, based on both financial condition and expertise. With respect to J.P. Morgan's organization, the Board reviewed financial statements relating to the firm's profitability and financial condition. Lastly, the Board compared J.P. Morgan's subadvisory fee with those of other advisers and considered the indirect costs and benefits of providing such subadvisory services. The Trustees determined that the subadvisory fee was reasonable, fair and in the best interests of its shareholders.

Additional Information

             The Trust is not required to hold annual meetings of the shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

By Order of the Trustees,
/s/ Robert M. Zakem Robert M. Zakem President Seasons Series Trust

Dated: July __, 2003

SUBADVISORY AGREEMENT

                       This SUBADVISORY AGREEMENT is dated as of June 16, 2003, by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and J.P. MORGAN Investment Management Inc., a Delaware corporation (the "Subadviser").

WITNESSETH:

                       WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

                       WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue shares of beneficial interest, par value $.01 per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

                       WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is an "investment adviser" as defined under the Investment Advisers Act of 1940, as amended; and

                       WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

                       NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

             1.       Duties of the Subadviser. (a) The Adviser hereby engages the services of the Subadviser in furtherance of the Advisory Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish and communicate to the Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information, and (b) applicable laws and regulations. The Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating portfolio and the provisions, representations and warranties of this Section 1 of the Subadvisory Agreement shall apply only to the portion of the assets of a Portfolio managed by the Subadviser.

                       The Subadviser represents and warrants to the Adviser that it will manage the portion of the assets allocated to it of each Portfolio set forth in Schedule A in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments. Without limiting the foregoing, and subject to Section 11(c) hereof, the Subadviser represents and warrants that it will manage the portion of the assets allocated to it of each Portfolio in compliance with (a) the diversification requirements specified in the Internal Revenue Services's regulations under Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the provisions of the 1940 Act and rules adopted thereunder; (c) any applicable state insurance law that Adviser notifies the Subadviser is applicable to the investment management of the Portfolio; (d) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information as most recently provided by the Adviser to the Subadviser; and (e) the policies and procedures as adopted by the Trustees of the Trust and communicated to the Subadviser. The Adviser agrees that it, and not the Subadviser, shall be solely responsible for insuring that each Portfolio set forth in Schedule A managed by the Subadviser (i) qualifies as a "regulated investment company" under Subchapter M, chapter 1 of the Code; and (ii) complies with any limits in its current prospectus or statement of additional information concerning concentration of investments or the amount of assets that may be invested by the Portfolio in any one or more securities. Should the Adviser determine that the Portfolio is not in compliance with Subchapter M, chapter 1 of the Code, the Subadviser agrees to follow instructions of the Adviser to remedy such non-compliance. The Subadviser shall furnish information to the Adviser, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.

                       The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the 1940 Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                       The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

                       The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

             2.       Portfolio Transactions. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and~~,~~ consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio; provided, however, that for each of a Portfolio's fiscal years, the annual percentage of portfolio transactions which are engaged in with the Subadviser's affiliates or the Adviser and its affiliates, may not exceed 25% of the total value of transactions in securities and other investments entered into by the portion of the Portfolio assigned to the Subadviser in that fiscal year. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request, including but not limited to, reports prepared by independent third parties relating to the execution costs of such transactions. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

                       (b)       Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, and rewarding sales or distribution, the Adviser may request the Subadviser to effect a specific percentage of the transactions in securities and other investments it effects on behalf of the Portfolio with certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge and agree that all brokerage transactions are subject to best execution. As such, the Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution. The Adviser acknowledges that the Subadviser may be unable to fulfill the Adviser's request for direction for a number of reasons, including, but not limited to: (1) such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser's arrangements with the particular broker-dealer or futures commission merchant, or such other factors as market conditions, share values, capabilities of the particular broker-dealer or futures commission merchant, etc; (2) If the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly; (3) The Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single "bunched" transaction where the Subadviser would, in some instances, be in a better position to negotiate commissions; and (4) the Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.

             3.       Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

             4.       Other Services. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

             5.       Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

             6.       Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

             7.       Advertising. Subadviser shall not provide or in any way distribute any sales or advertising materials, whether or not related to the Trust, to any employee or representative of AIG SunAmerica Capital Services, Inc. ("SACS") or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser.

             8.       Proxy Voting. The Adviser will vote proxies relating to the Portfolio's securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio's securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

             9.       Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of the 1940 Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

                        The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

            10.       Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

            11.       Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser's rendering of services under this Agreement.

                        (b)       The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such officers, directors/trustees, agents, employees, controlling persons and shareholders may become subject under the 1940 Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser's disabling conduct, including but not limited to a failure by the Subadviser to comply with the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

                        (c)       The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser; and (ii) reasonable acts of the Subadviser which result from a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or any other subadviser to a Portfolio, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request.

                        (d)       Under no circumstances shall the Adviser or the Subadviser be liable to any indemnitee for indirect, special or consequential damages, even if the Adviser or the Subadviser is apprised to the likelihood of such damages.

            12.       Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

            13.       Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

                        With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the 1940 Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

            14.       Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

            15.       Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

            16.       Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

            17.       Personal Liability. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property," as defined in the Declaration, only shall be liable.

            18.       Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

            19.       Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	J.P. Morgan Investment Management Inc. 522 Fifth Avenue New York, NY 10036 Attention: Legal - Mutual Funds

Adviser:	AIG SunAmerica Asset Management Corp. Harborside Financial Center 3200 Plaza 5 Jersey City, NJ 07311 Attention: Robert M. Zakem Senior Vice President and General Counsel

with a copy to:	AIG SunAmerica Inc. 1 SunAmerica Center Century City Los Angeles, CA 90067-6022 Attention: Mallary L. Reznik Secretary, Seasons Series Trust

                        IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.
By: /s/ Peter A. Harbeck Name: Peter A. Harbeck Title: President and Chief Executive Officer

J.P. MORGAN INVESTMENT MANAGEMENT INC.
By: David M. Warsoff Name: David M. Warsoff Title: Vice President